EXHIBIT 10.14

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”) dated as of September 14, 2016 (the “Effective Date”), is entered into between VISUALANT, INC., (hereinafter the “Company”) a Nevada corporation, with a place of business at 500 Union Street, Suite 420, Seattle, WA 98101 and, Redwood Investment Group, LLC (“hereinafter “REDWOOD”) a California Corporation, with a place of business at 4570 Campus Drive, Newport Beach, California, 92660. The Company and REDWOOD are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

In consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.  Engagement for Services. Company hereby engages REDWOOD to be a provider of those services described on Exhibit “A” (the “Services”), attached hereto and incorporated herein by reference, during and throughout the Term. The Services may be amended and revised at any time only by mutual written consent of the Parties. The engagement of REDWOOD hereunder is “non-exclusive” and the Company may hire any other person or entity to perform the same or similar Services.

2.     Term and Termination.

2.1 Term. The Services shall commence as of and on the 14th day of September 2016 (the “Start Date”) and will terminate twelve (12) months thereafter, unless terminated earlier (“Termination Date”) as set forth below (the “Initial Term”).

2.2 Renewal Term. This Agreement shall automatically renew for an additional twelve (12) months (the “Renewal Term”) unless either Party provides written notice to the other at least sixty (60) days prior to the end of the Initial Term of its decision to not renew. The “Term” hereunder shall refer to the Initial Term and the Renewal Term, if any.

2.3    Early Termination by Company For Cause. Company may terminate this Agreement upon a material breach of this Agreement by REDWOOD and said breach is not cured by REDWOOD within thirty (30) days after receipt of written notice from Company detailing the nature of the material breach.

 2.4   Early Termination by Company without Cause. Company may terminate this Agreement, without cause, upon thirty (30) days written notice of the Termination Date, after completing 120 days, from the Company to Redwood. Redwood will immediately cease performing Services. Notwithstanding anything to the contrary, the Company will pay Redwood all compensation due to the Termination Date but not less than all compensation that would be due through and including January 14, 2016 pursuant to Section 3 (a) hereof and shall reimburse Redwood for all reasonable expenses incurred by Redwood in connection with the Services hereunder pursuant to Section 3(b). All such fees and reimbursements due to Redwood shall be paid to Redwood on or before the Termination Date.

2.5    Early Termination by Redwood For Cause. REDWOOD may terminate this Agreement immediately for a material breach by Company if Company’s material breach of any provision of this Agreement is not cured within thirty (30) days after the date of REDWOOD’s written notice of breach.

2.6     Early Termination by Redwood without Cause. Redwood may terminate this Agreement, without cause, upon thirty (30) days written notice of the Termination Date, after completing 120 days, from Redwood to the Company. Redwood will immediately cease performing Services. Notwithstanding anything to the contrary, the Company will pay Redwood all compensation due to the Termination Date but not less than all compensation that would be due through and including October 15, 2016 pursuant to Section 3 (a) hereof and shall reimburse Redwood for all reasonable expenses incurred by Redwood in connection with the Services hereunder pursuant to Section 3(b). All such fees and reimbursements due to Redwood shall be paid to Redwood on or before the Termination Date.

2.7     Survival of Certain Provisions. Sections 3, 7, 8, 9, and 11, inclusive, shall remain operative and in full force and effect regardless of the expiration or termination of this Agreement.

3.    Compensation. In payment for Services rendered and to be rendered hereunder, Company agrees to compensate REDWOOD as follows:

(a) Beginning September14th 2016 and on the 14th of each successive month during the Term, the Company shall pay Redwood a nonrefundable engagement fee (“Engagement Fee”) Twelve Thousand Dollars ($12,000), which amount will increase to Fifteen Thousand Dollars ($15,000) after the Company has raised $1.5 million of equity capital.

Company shall grant REDWOOD or its designee(s) shares (the “SHARES”) of the Company’s restricted common stock, which SHARES shall be non-forfeitable and earned in full and is subject to the provisions of Sections 2.3, 2.4, 2.5 and 2.6, and issued under and pursuant to the terms of Regulation D under the Securities Act of 1933 (the “Securities Act”), fully vesting, fully earned and issued as follows; 100,000 shares upon execution of this Agreement,50,000 shares on January 14th , 2017, and 150,000 shares on June 12th, 2017. The issuance of the SHARES will have received approval from the Company’s Board of Directors.

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The SHARES granted under this Agreement shall be registered in the name of REDWOOD or its designee(s), as defined in the Letter of Instructions supplied by REDWOOD at the time of issuance and shall be made part of this Agreement.

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Immediately upon the start of a Renewal Term under Section 2.2, above, the monthly Engagement Fee shall continue at fifteen Thousand Dollars ($15,000.00), assuming the $1.5 million of capital referenced above has been raised. Company shall grant REDWOOD SHARES of the Company’s restricted common stock, which SHARES shall be non-forfeitable and earned in full by REDWOOD, up to Termination Date and is subject to the provisions of Sections 2.3, 2.4, 2.5 and 2.6, and issued under and pursuant to the terms of Regulation D under the Securities Act of 1933 (the “Securities Act”), fully vesting, fully earned and issued as follows; 100,000 SHARES upon Renewal of this Agreement, 100,000 SHARES on January 14th, 2018, and 100,000 SHARES on June 14th , 2018. The issuance of the SHARES has received approval from the Company’s Board of Directors.

(b) In addition to all other fees paid hereunder, Company shall also pay to, or on behalf of, REDWOOD, promptly as billed, all reasonable fees, disbursements and out-of-pocket expenses incurred by REDWOOD in connection the Services, including, without limitation, the fees and disbursements of REDWOOD’s counsel, travel and lodging expenses, messenger and duplicating services, and other customary expenditures.

(c)     The SHARES may not be sold or transferred unless (i) such SHARES are sold pursuant to an effective registration statement under the Act or (ii) the COMPANY or its Transfer Agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the SHARES to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such SHARES are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) Subject to the removal provisions set forth below, until such time as the SHARES issuable to REDWOOD have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for SHARES issuable under this Agreement that have not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

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THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 133, AS AMENDED (THE “ACT”), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (I) UPON EFFECTIVE REGISTRATION OF THE SECURITIES UNDER THE ACT AND OTHER APPLICALE SECURITIES LAWS COVERING SUCH SECURITIES OR (II) UPON ACCEPTANCE BY THE COMPANY OF AN OPINION OF COUNSEL IN SUCH FORM AND BY SUCH COUNSEL, OR OTHER DOCUMENTATION, AS IS SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.
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The legend set forth above shall be removed and the Company shall issue to REDWOOD a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such SHARES may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected may be sold pursuant to Rule 144 without any restriction.
(d) All cash fees payable to REDWOOD pursuant to this Section 3 shall be payable via wire transfer to an account designated by REDWOOD.

(e) If at any time or from time-to-time Company shall determine to register any of its equity securities, either for its own account or for the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans; or, (ii) a registration relating solely to a Rule 145 transaction, Company will promptly give REDWOOD written notice thereof, and, include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, that number of shares of common stock issued to REDWOOD under this Agreement.

4.      Independent Contractor Relationship. REDWOOD’s relationship with Company is that of an independent contractor, and nothing in this Agreement is intended to, or shall be construed to, create a partnership, agency, joint venture, employment, or similar relationship. REDWOOD will not be entitled to any of the benefits that Company may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. REDWOOD is not authorized to make any representation, contract, or commitment on behalf of Company unless specifically requested or authorized in writing to do so by a Company manager. REDWOOD is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state, or local tax authority with respect to the performance of services and receipt of fees under this Agreement. REDWOOD is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of REDWOOD’s compensation will be subject to withholding by Company for the payment of any social security, federal, state or any other employee payroll taxes.

5.   Information. In connection with the Services, Company will furnish REDWOOD and its designated agents with all materials and information regarding the business and financial condition of Company and any company identified as a potential acquisition target which Company believes are relevant to the Services or which REDWOOD requests (all such information is collectively referred to herein as the “Information”). Company recognizes and confirms that REDWOOD: (a) will use and rely solely on the Information and on information available from generally recognized public sources in performing the Services without having independently verified the same; (b) is authorized, as Company’s exclusive provider of the Services, to transmit to any prospective participant in a proposed transaction envisioned under the Services (a “Transaction”) copy or copies of the Information and all other legal documentation necessary or advisable in connection with the Services or a Transaction; and, (c) does not assume responsibility for the accuracy or completeness of the Information.

6.     Accuracy of the Information. Company agrees that the Information will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Company shall advise REDWOOD promptly of the occurrence of any event or any other change prior to the closing of a Transaction which could reasonably be expected to result in the Information containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

7.     Confidentiality.

7.5       Nondisclosure and Nonuse Obligations. Except as otherwise permitted in this Agreement, REDWOOD shall not use, disseminate, or in any way disclose the Confidential Information (as defined below). REDWOOD may use the Confidential Information solely to perform the Services. REDWOOD shall treat all Confidential Information with the same degree of care as REDWOOD accords to REDWOOD’s own confidential information, but in no case shall REDWOOD use less than reasonable care. REDWOOD shall disclose Confidential Information only to those persons who have a need to know such Confidential Information. REDWOOD certifies that each such recipient will have agreed to be bound by terms and conditions at least as protective as those terms and conditions applicable to REDWOOD under this Agreement. REDWOOD shall immediately give notice to Company of any unauthorized use or disclosure of the Confidential Information. REDWOOD shall reasonably assist Company in remedying any such unauthorized use or disclosure of the Confidential Information. For purposes of this Agreement “Confidential Information” means (a) any technical and non- technical information related to Company’s business and current, future, and proposed products and services of Company, and Company’s information concerning research, development, design details and specifications, financial information, procurement requirements, engineering and manufacturing information, customer lists, business forecasts, sales information, and marketing plans; and, (b) any information that may be made known to REDWOOD and that Company has received from others that Company is obligated to treat as confidential or proprietary.

7.6         Exclusions from Nondisclosure and Nonuse Obligations. REDWOOD’s obligations under Section 7.1 shall not apply to any Confidential Information that REDWOOD can demonstrate (a) was in the public domain at or subsequent to the time such Confidential Information was communicated to REDWOOD by Company through no fault of REDWOOD; (b) was rightfully in REDWOOD’s possession free of any obligation of confidence at or subsequent to the time such Confidential Information was communicated to REDWOOD by Company; or (c) was developed by employees or agents of REDWOOD independently of and without reference to any Confidential Information communicated to REDWOOD by Company. A disclosure of any Confidential Information by REDWOOD (i) in response to a valid order by a court or other governmental body; or, (ii) as otherwise required by law shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that REDWOOD shall provide prompt prior written notice thereof to Company to enable Company to seek a protective order or otherwise prevent such disclosure.

7.7    Ownership and Return of Confidential Information and Company Property. All Confidential Information and any materials (including, without limitation, documents, drawings, papers, diskettes, tapes, models, apparatus, sketches, designs and lists) furnished to REDWOOD by Company, whether delivered to REDWOOD by Company or made by REDWOOD in the performance of services under this Agreement and whether or not they contain or disclose Confidential Information (collectively, the “Company Property”), are the sole and exclusive property of Company or Company’s suppliers or customers. Within ten (10) business days after any request by Company, REDWOOD shall destroy or deliver to Company, at Company’s option, (a) all Company Property; and, (b) all materials in REDWOOD’s possession or control that contain or disclose any Confidential Information. REDWOOD will provide Company a written certification of REDWOOD’s compliance with REDWOOD’s obligations under this Section 7.3.

8.        Non-Circumvention. At no time shall Company directly or indirectly call on, engage, contract with, bargain with, agree to agree, solicit, or attempt to do any of the foregoing, in any manner, for any reason, any person or their respective principals introduced to Company by REDWOOD. Specifically, Company shall not, under any circumstance, without the prior, express written agreement of REDWOOD, directly or indirectly circumvent, bypass, or otherwise deny, limit, evade, equivocate, or reduce the interest, profit, share, or participation of REDWOOD in any proposed transaction related to the Services.

9.     Indemnity; Limitation of Liability. Since REDWOOD will be acting on behalf of Company as set forth in this Agreement, and as an integral part of the consideration of the Services to be rendered hereunder, Company shall indemnify REDWOOD and its shareholder, directors, officers, attorneys, employees, and authorized agents (collectively, the “Indemnified Persons”) in accordance with Exhibit “B”, attached hereto and incorporated herein by reference. Company shall not and shall cause its affiliates and their respective directors, officers, managers, members, employees, shareholders and agents not to, initiate any action or proceeding against REDWOOD or any other Indemnified Person in connection with this Agreement or the Services unless such action or proceeding is based solely upon the gross negligence or willful misconduct of REDWOOD or any such Indemnified Person. REDWOOD and the Indemnified Persons shall not be deemed agents or fiduciaries of Company or its stockholders, and will not have the authority to legally bind Company. REDWOOD will not make an appraisal or valuation of any assets or liabilities of Company in connection with the Services hereunder.

10.    Representations of Company. Company hereby represents and warrants as follows: (i) it has all requisite power and authority to enter into this Agreement; (ii) this Agreement has been duly and validly authorized by all necessary action on the part of Company; and, (iii) this Agreement has been duly executed and delivered by Company and constitutes a legal, valid, and binding agreement, enforceable in accordance with its terms.

11.    General Provisions.

11.5      Press Announcements. At any time after the consummation or other public announcement of any transaction resulting from the Services, REDWOOD may place an announcement in such newspapers, publications, and on its website and marketing materials as it may choose, stating that REDWOOD has acted as set forth herein in connection with the transaction, and may use, from time-to-time, Company’s name and logo and a brief description of the transaction in publications and/or marketing materials prepared and/or distributed by REDWOOD.

11.6      Executed Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Fax or by E-Mail, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed) with the same force and effect as an original thereof. Any photographic, photocopy, or similar reproduction copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

11.7       Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto.

11.8        Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than California. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the Superior Court of California, County of Orange, shall be the sole jurisdiction and venue for the bringing of such action.

11.9        Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

11.10       Recovery of Fees by Prevailing Party. In the event of any legal action (including arbitration) to enforce or interpret the provisions of this Agreement, the non-prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses including expert witness fees of the prevailing Party in such amount as the court shall determine. In addition, such non-prevailing Party shall pay reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

11.11         Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

11.12          Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

11.13          Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

11.14          Notices.

11.14.1     Method and Delivery. All notices, requests and demands hereunder shall be in writing and delivered by hand, by Electronic Transmission, by mail, by telegram, or by recognized commercial over-night delivery service (such as Federal Express, UPS, or DHL), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by Electronic Transmission, upon telephone confirmation of receipt of same; (c) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; (d) if by telegram, upon telephone confirmation of receipt of same; or, (e) if by recognized commercial over-night delivery service, upon such delivery.

11.14.2    Consent to Electronic Transmissions. Each Party hereby expressly consents to the use of Electronic Transmissions for communications and notices under this Agreement. For purposes of this Agreement, “Electronic Transmissions” means a communication (i) delivered by facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, for that recipient on record with the sending Party; and, (ii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

11.14.3      Address Changes. Any Party may alter the Fax number, E-Mail address, physical address, or postage address to which communications or copies are to be sent by giving notice of such change of address to the other Parties in accordance with the provisions of this Section 11.10.

11.15           Disputes. The Parties agree to cooperate and meet in order to resolve any disputes or controversies arising under this Agreement. Should they be unable to do so, then either may elect arbitration under the rules of the American Arbitration Association, and both Parties are obligated to proceed thereunder. Arbitration shall proceed in Orange County, and the Parties agree to be bound by the arbitrator’s award, which may be filed in the Superior Court of California, County of Orange. The Parties consent to the jurisdiction of California Courts for enforcement of this determination by arbitration. The prevailing Party shall be entitled to reimbursement for his attorney’s fees and all costs associated with arbitration. In any arbitration proceeding conducted pursuant to the provisions of this Section, both Parties shall have the right to conduct discovery, to call witnesses and to cross- examine the opposing Party’s witnesses, either through legal counsel, expert witnesses or both, and the provisions of the California Code of Civil Procedure (Right to Discovery; Procedure and Enforcement) are hereby incorporated into this Agreement by this reference and made a part hereof. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER CLAIM BROUGHT BY ANY OF THEMAGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

11.16         Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties, and each Party has had the opportunity to be represented by independent legal counsel of its choice. This Agreement is the product of the work and efforts of all Parties, and shall be deemed to have been drafted by all Parties. In the event of a dispute, no Party hereto shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

11.17          Best Efforts. The Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future.

12.     Execution. IN WITNESS WHEREOF, this SERVICES AGREEMENT has been duly executed by the Parties in Orange County, California, and shall be effective as of and on the Effective Date. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

COMPANY:	REDWOOD:

VISUALANT, INC.	REDWOOD INVESTMENT GROUP, LLC
a Nevada Corporation	a California Corporation

BY: /s/ Ron Erickson	BY: /s/ Thomas Hemingway

NAME: Ron Erickson	NAME: Thomas Hemingway

TITLE: CEO	TITLE: CEO

DATED: September 15, 2016	DATED: September 15, 2016

EXHIBIT “A”

SERVICES

REDWOOD shall serve as the non exclusive advisor to Company with regard to corporate finance and capital raising activities, merger and acquisition transactions, and other related endeavors. The Services shall include, though not be limited to, the following:

Advisor to Company in connection with a potential purchase of any other company or assets through any structure or form of transaction including, but not limited to, a direct or indirect acquisition, purchase of assets, merger, consolidation, restructuring, transfer of securities or any similar or related transaction.

Advisor to Company in connection with the provision of any financing transaction. Advisor to Company in connection with Company’s management and positioning. In connection with the Services, provide from time-to-time and as appropriate:

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One-on-Ones with key banking and/or investment fund contacts
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Consult and advise on reverse split shares
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Deal and non-deal roadshows
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Advise on Financing, PO-Invoice and corporate financing
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Market recommendations and clean up
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New Shareholder introductions
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Corporate Governance
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Management and BOD recommendations
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Key business introductions.
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Identification of potential investors for any offering of securities
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Media Coverage
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Analyst Coverage
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Up listing assistance to either NASDAQ or NYSE.
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Assist in investor and public awareness
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Consulting with Company’s management regarding structuring of capital formation programs
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Review and advise on corporate capitalization table and company focus

A-1

EXHIBIT “B”

INDEMNIFICATION

Unless otherwise noted, all capitalized terms used herein shall have the same meanings as set forth in the Agreement. In furtherance of Section 9 of the Agreement, the Parties hereby agree as follows:

As part of the consideration for REDWOOD to furnish the Services Company agrees to indemnify and hold harmless REDWOOD and the Indemnified Persons to the fullest extent from and against all claims, liabilities, losses, damages and expenses (or actions in respect thereof), as incurred, related to or arising out of or in connection with (i) actions taken or omitted to be taken by Company, its affiliates, employees or agents; (ii) actions taken or omitted to be taken by any Indemnified Person (including acts or omissions constituting ordinary negligence) pursuant to the terms of, or in connection with the Services or any Indemnified Person’s role in connection therewith, provided, however, that Company shall not be responsible for any losses, claims, damages, liabilities or expenses of any Indemnified Person to the extent, and only to the extent, that it is finally judicially determined that they are due solely to such Indemnified Person’s gross negligence or willful misconduct; and/or, (iii) any untrue statement or alleged untrue statement of a material fact contained in any of the Information, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

Company shall not settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Person is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Person hereunder (whether or not such Indemnified Person is a party thereto), unless such Indemnified Person has given its prior written consent or the settlement, compromise, consent or termination includes an express unconditional release of such Indemnified Person, satisfactory in form and substance to such Indemnified Person, from all losses, claims, damages or liabilities arising out of such action, claim, suit or proceeding.

If for any reason (other than the gross negligence or willful misconduct of an Indemnified Person as provided above) the foregoing indemnity is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then Company, to the fullest extent permitted by law, shall contribute to the amount paid or payable by such Indemnified Person as a result of such claims, liabilities, losses, damages or expenses in such proportion as is appropriate to reflect the relative benefits received by Company on the one hand and by REDWOOD on the other, from the proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by Company on the one hand and REDWOOD on the other, but also the relative fault of Company and REDWOOD, as well as any relevant equitable considerations. Notwithstanding the provisions hereof, the aggregate contribution of all Indemnified Persons to all claims, liabilities, losses, damages, and expenses shall not exceed the amount of fees actually received by REDWOOD pursuant to the Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and REDWOOD on the other with respect to any proposed transaction contemplated by the Agreement shall be deemed to be in the same proportion as (i) the total value paid or contemplated to be paid or received or contemplated to be received by Company or the Company’s shareholders, as the case may be, in the transaction or transactions that are within the scope of the Agreement, whether or not any such transaction is consummated, bears to (ii) the fees actually paid to REDWOOD with respect to such transaction. The relative fault of Company on the one hand and REDWOOD on the other with respect to the transaction shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Company or by REDWOOD and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

No Indemnified Person shall have any liability to Company or any officer, director, employee or affiliate thereof in connection with the Services except for any liability for claims, liabilities, losses, or damages finally judicially determined to have resulted solely as a result of such Indemnified Person’s gross negligence or willful misconduct. In no event shall any Indemnified Person be responsible for any special, indirect, punitive, or consequential damages. In addition, Company agrees to reimburse the Indemnified Persons for all expenses (including, without limitation, fees and expenses of counsel) as they are incurred in connection with investigating, preparing, defending or settling any action or claim for which indemnification or contribution may be sought by the Indemnified Person, whether or not in connection with litigation in which any Indemnified Person is a named party.

B-1

The indemnity, contribution, and expense reimbursement obligations set forth herein (i) shall be in addition to any liability Company may have to any Indemnified Person at common law or otherwise; (ii) shall survive the expiration of the Term; (iii) shall apply to any modification of REDWOOD’s engagement and shall remain in full force and effect following the completion or termination of the Agreement; (iv) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of REDWOOD or any other Indemnified Person; and, (v) shall be binding on any successor or assign of Company and successors or assigns to Company’s business and assets.

B-2